Exhibit 99.1

KCSA

800 Second Avenue	Tel 212 682 6300
New York, NY 10017	Fax 212 697 0910	WORLDWIDE

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Shelley Pfaendler
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1248
tfromer@kcsa.com / grussell@kcsa.com	spfaendler@kcsa.com

Authentidate Holding Corp. Announces Results From

Annual Meeting of Stockholders

BERKELEY HEIGHTS, N.J., January 18, 2007 – Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure enterprise workflow management applications, today announced the results from the Company’s Annual Meeting of Stockholders held Wednesday, January 17, 2007, at the Grand Hyatt located in New York.

Stockholders approved the election of the following individuals to serve on Authentidate’s Board of Directors: Surendra B. Pai, F. Ross Johnson, J. Edward Sheridan, Charles C. Johnston, J. David Luce, Roger O. Goldman, Ranjit C. Singh and John J. Waters.

Stockholders also approved the proposed amendments to the 2001 Director Plan, which provide that (a) all option awards to non-executive directors shall expire 10 years from the date of grant, (b) in the event of a non-executive director’s termination of service, other than for cause or death or disability, the options held by such director shall terminate on the earlier of two years from the date of termination of service or the option expiration date and (c) non-executive directors shall have the option to receive up to 50% of their cash director fees in restricted shares of our common stock.

Following the formal business of the meeting, the Company discussed recent business developments and provided a video demonstration of TrueBlue, its new web-based online document exchange, e-signature and content authentication application. An archive of the webcast along with the demonstration is available on Authentidate’s website, www.authentidate.com. To access the archived webcast and demonstration, click the “About Us” link on the Company’s website, followed by “Investor Relations” on the drop-down menu and then the “Audio Archives” link. The identification number is 2041091915.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure enterprise workflow management applications that incorporate its proprietary and patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® and electronic signing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services.

Investor Relations, Public Relations & Marketing Communications

The company operates its software and services businesses in three segments: the Security Software Solutions segment (including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions segment (Docstar Division) and the Systems Integration segment (DJS). For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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